Certification of the Chief Executive Officer and Vice President — Finance

Solely for the purpose of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chairman and Chief Executive Officer and Vice President – Finance of Northland Cranberries, Inc. (the “Company”), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Company for the three months ended May 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John Swendrowski	/s/ Nigel J. Cooper
John Swendrowski	Nigel J. Cooper
July 15, 2005	July 15, 2005